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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58353 on Form S-3 of our report dated June 19, 1998 on the Company's supplemental consolidated financial statements as of February 28, 1998 and 1997 and for each of the three years in the period ended February 28, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the historical consolidated financial statements for a pooling of interests) appearing in the Current Report on Form 8-K of Manugistics Group, Inc. filed on July 15, 1998.



     We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58353 of our reports dated March 24, 1998 (except Note 13 as to which the date is March 26, 1998) on the historical consolidated financial statements appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1998.



     We also consent to the references to us under the heading "Experts" in the Prospectus, which is a part of this Amendment No. 1 to Registration Statement No. 333-58353.



DELOITTE & TOUCHE LLP



Washington, D.C.


July 29, 1998